Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS FISCAL THIRD QUARTER RESULTS

FOR THE PERIOD ENDED JUNE 30, 2006

Revenue increases 11% to $822 million with double-digit domestic and international gains; Digital revenue grows 109% to $92 million or 11% of total revenue

•	Total revenue of $822 million for the third quarter 2006 increased 11% from the prior-year quarter.

•	Digital revenue was $92 million or 11% of total revenue in the quarter, up 109% from $44 million in the same quarter last year.

•	Operating income rose to $28 million in the third quarter compared to a loss of $92 million in the prior-year quarter. Adjusted to exclude non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below), operating income rose 155% from $11 million.

•	Operating income before depreciation and amortization (OIBDA) improved to $86 million from a loss of $33 million in the prior-year quarter. Adjusted to exclude non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below), OIBDA grew 23% from $70 million.

•	Net loss of $0.10 per diluted share in the quarter improved from a net loss of $1.41 per diluted share in the same quarter last year. Adjusted to exclude non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below), the company’s net loss per diluted share for the third quarter of fiscal 2005 was $0.34.

NEW YORK, August 3, 2006—Warner Music Group Corp. (NYSE: WMG) today announced its financial results for the three-month period ended June 30, 2006.

“Continued execution on our strategy delivered balanced double-digit revenue growth both domestically and internationally, produced significant margin and market share gains and sustained our leadership position in digital,” said Edgar Bronfman, Jr., Warner Music Group’s Chairman and CEO. “We’ve amassed strong fundamental business momentum, outperforming the industry. Our artists’ and labels’ remarkable performance continues, including the success of our independent label initiatives. Additionally, we’ve continued to innovate in digital, with pioneering mobile partnerships in China and South Korea and novel product offerings such as SMS tones in Germany. While we’re pleased with the results to date, our goal remains continuous growth in shareholder value through the transformation of Warner Music into the premier music-based content company.”

Michael Fleisher, Warner Music Group’s Executive Vice President and CFO, added: “We continue to believe that our twelve-month performance is the best indication of the progress we are making in our mission to be a music-based content company. Looking at the last twelve months, Warner Music Group’s worldwide revenue was up 5% year over year, outpacing the industry.”

Third Quarter Results

For the third quarter of fiscal 2006, revenue increased by 11% to $822 million from $742 million in the same quarter of fiscal 2005. Domestic revenue rose 11%, while international revenue grew 11% on both an as-reported and currency-adjusted basis. Revenue growth in Recorded Music was partially offset by modest declines in Music Publishing.

Digital revenue more than doubled from the prior-year quarter to $92 million. Similar to last quarter, Warner Music Group had a larger digital presence in the U.S. than outside the U.S., with approximately 74% of the company’s digital revenue coming from the U.S. and the remaining 26% coming from outside the U.S.

Operating income rose to $28 million in the third quarter, a margin of 3.4%, compared to a loss of $92 million in the prior-year quarter. Adjusted to exclude non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below), operating income for the quarter rose to $28 million from $11 million in the prior-year quarter and operating margin expanded by 1.9 percentage points.

OIBDA in the quarter improved to $86 million from a loss of $33 million in the prior-year quarter. Adjusted to exclude non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below), OIBDA for the quarter grew to $86 million from $70 million in the prior-year quarter and OIBDA margin improved by 1.1 percentage points to 10.5%. The company’s OIBDA margin expansion reflects successful cost management in the quarter and the benefit of a shift to higher-margin digital revenue.

Net loss was $14 million or $0.10 per diluted share for the quarter. Net loss in our third quarter of fiscal 2005 was $1.41 per diluted share. Adjusted to exclude non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below), the prior-year quarter had a net loss of $44 million or $0.34 per diluted share.

As of June 30, 2006, the company had a cash balance of $306 million, short-term investments of $29 million, total long-term debt of $2.25 billion and net debt (total long-term debt minus cash and short-term investments) of approximately $1.92 billion.

For the quarter, net cash provided by operating activities was $18 million. Free cash flow (calculated by taking cash flow from operations less capital expenditures and cash paid for investments) amounted to ($33) million, including $63 million in net cash outflow related to the acquisition of Ryko Corporation (which represents the $67.5 million purchase price, net of cash purchased as part of the business). Prior-year free cash flow amounted to ($113) million in the comparable 2005 fiscal quarter and included the payment of certain non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below) and $50 million in cash received from the sale of certain assets.

Unlevered after-tax cash flow, defined as free cash flow excluding cash interest paid and non-recurring management fees (see Non-Recurring Items below) was $14 million, which included $63 million in net cash outflow related to the acquisition of Ryko Corporation (see below for calculation of Non-GAAP free cash flow and unlevered after-tax cash flow).

Below is the business segment discussion for the quarter.

Recorded Music

Revenue for the company’s Recorded Music business increased 15% to $678 million, and 16% on a constant-currency basis. Both domestic and international markets contributed to this growth. Recorded Music digital revenue of $88 million surged 132% over the prior-year quarter and represented 13% of total Recorded Music revenue. Digital growth is reflective of the company’s continued digital innovation along with the success of new releases.

Recorded Music revenue increases reflect the success of both established and developing artists, as well as significant carryover sales. Major sellers in the quarter included titles from Red Hot Chili Peppers, James Blunt, T.I., Gnarls Barkley and Tim McGraw. Domestic Recorded Music revenue rose 19% in the quarter to $347 million from the prior-year quarter, while international Recorded Music revenue increased 12% from the prior-year quarter to $331 million. This international revenue growth was primarily driven by strong gains in Europe led by the United Kingdom and double-digit gains in the Asia/Pacific region.

Recorded Music operating income totaled $52 million in the quarter, a margin of 7.7%, up from $6 million in the prior-year quarter. Adjusted to exclude non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below), Recorded Music operating income doubled from $26 million and Recorded Music operating margin improved 3.3 percentage points from the comparable prior-year period.

Recorded Music OIBDA grew to $92 million for the quarter, compared to $47 million in the prior-year quarter. Adjusted to exclude non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items below), Recorded Music OIBDA grew 37% from $67 million driven by increased revenue, higher-margin digital sales and successful management of costs and Recorded Music OIBDA margins expanded by 2.2 percentage points to 13.6%.

Music Publishing

Music Publishing revenue decreased by 7% to $150 million compared to the same quarter in the prior year, but was down 2% from the prior-year quarter on a constant-currency basis and excluding $8 million of prior-year revenue from the company’s sheet music business sold in May 2005. Digital revenue from Music Publishing amounted to $4 million, which represents 3% of total Music Publishing revenue for the quarter.

Declines in synchronization revenue of 36% and mechanical revenue of 6% were partially offset by a 16% increase in performance revenue. Mechanical revenue declines reflect a prior-year industry reduction in physical record sales. Synchronization revenue fell as a result of variability in market demand as well as the timing of cash payments received. The increase in performance revenue reflects a change in the timing of payments received from a domestic performing rights organization.

Music Publishing operating income was $9 million in the quarter, a margin of 6.0%, down 31% from $13 million in the prior-year quarter. Music Publishing OIBDA was $23 million in the quarter, down 18% from $28 million in the prior-year quarter. Operating income and OIBDA were down due to lower revenue and a pick-up in investments to drive long-term growth. Turning the Music Publishing business around remains a top management priority.

Non-Recurring Items

The company’s operating results for the third quarter of fiscal 2005 contained non-recurring, IPO-related items including a $73 million fee to terminate a management contract, $1 million of management fees paid to the company’s Investor Group, certain cash payments to employees totaling $19 million related to the issuance of stock awards below fair market value and payment of a $10 million bonus to employees, as previously disclosed. Net income and earnings per share also included a charge of $35 million resulting from the redemption of debt issued by the company’s subsidiary, WMG Holdings Corp. These non-recurring items had related tax expense of $3 million.

Recorded Music operating results for the third quarter of fiscal 2005 contained non-recurring charges of $8 million for IPO-related cash bonuses and $12 million for bonuses related to stock awards. Music Publishing operating results for the third quarter of fiscal 2005 contained a non-recurring charge of $1 million for IPO-related cash bonuses.

FAS 123 Expenses

FAS 123 expenses, which represent stock compensation expenses, amounted to $4 million for the quarter ended June 30, 2006 and $9 million for the quarter ended June 30, 2005. Recorded Music FAS 123 expenses amounted to $3 million and $6 million for the quarters ended June 30, 2006 and 2005, respectively. Music Publishing FAS 123 expenses amounted to about $1 million for the quarter ended June 30, 2006 and $1 million for the quarter ended June 30, 2005.

Financial details for the company’s third fiscal quarter 2006 can be found in the Form 10-Q filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 10:00 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

Warner Music Group became the only stand-alone music company to be publicly traded in the United States in May 2005. With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Bad Boy, Cordless, East West, Elektra,

Lava, Maverick, Nonesuch, Perfect Game, Reprise, Rhino, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. Warner Music Group also includes Warner/Chappell Music, one of the world’s leading music publishers.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K and Form 10-Q concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

Figure 1. Warner Music Group Corp. -Consolidated Statement of Operations, Three and Nine Months Ended 6/30/06 versus 6/30/05 (dollars in millions, except per share amounts)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	% Change	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenues:	$822	$742	11%	$2,662	$2,597	3%
Costs and expenses:
Cost of revenues	(445)	(396)	(12%)	(1,384)	(1,377)	(1%)
Selling, general and administrative expenses	(301)	(318)	5%	(918)	(942)	3%
Amortization of intangible assets	(48)	(47)	(2%)	(143)	(140)	(2%)
Loss on termination of management agreement	—	(73)	100%	—	(73)	100%

Total costs and expenses	($794)	($834)	5%	($2,445)	($2,532)	3%

Operating income (loss)	$28	($92)	130%	$217	$65	234%
Interest expense, net	(45)	(50)	10%	(135)	(140)	4%
Net investment-related gains	—	1	—	—	1	—
Equity in gains (losses) of equity-method investees	—	—	—	1	(1)	200%
Unrealized gain on warrants	—	—	—	—	17	—
Loss on repayment of Holdings Notes	—	(35)	—	—	(35)	—
Minority interest expense	—	—	—	—	(5)	—
Other income, net	1	1	—	3	5	(40%)

Net (loss) income before income taxes	($16)	($175)	91%	$86	($93)	192%
Income tax benefit (expense)	2	(4)	150%	(38)	(46)	17%

Net (loss) income	($14)	($179)	92%	$48	($139)	135%

Net income (loss) per share:
Basic	($0.10)	($1.41)	93%	$0.34	($1.22)	128%

Diluted (a)	($0.10)	($1.41)	93%	$0.32	($1.22)	126%

Weighted averages shares outstanding:
Basic	143.7	127.0	13%	142.3	114.1	25%

Diluted (b)	143.7	127.0	13%	150.8	114.1	32%

(a)	Diluted net loss per share for the nine months ended June 30, 2005 reflects an add-back to net income for the unrealized gain on warrants as a result of the assumed exercise of the warrants in the calculation.

(b)	Diluted shares for the three months ended June 30, 2006, the three months ended June 30, 2005 and the nine months ended June 30, 2005 would include an additional 7.5, 9.6, 10.0 million shares, respectively, related to the assumed vesting of restricted stock and assumed exercise of stock options if they were anti-dilutive.

Figure 2. Warner Music Group Corp. -Consolidated Balance Sheets as of 6/30/06 and 9/30/05 (dollars in millions)

	June 30, 2006	Sept 30, 2005	% Change
	(unaudited)	(audited)
Assets:
Current Assets
Cash & cash equivalents	$306	$288	6%
Short-term investments	29	—	100%
Accounts receivable, less allowances of $205 and $218	524	637	(18%)
Inventories	50	52	(4%)
Royalty advances (to be recouped w/in 1 year)	209	190	10%
Deferred tax assets	40	36	11%
Other current assets	47	39	21%

Total Current Assets	$1,205	$1,242	(3.0%)
Royalty advances (to be recouped after 1 year)	209	190	10%
Investments	24	21	14%
Property, plant & equipment, net	144	157	(8%)
Goodwill	946	869	9%
Intangible assets subject to amortization, net	1,746	1,815	(4%)
Intangible assets not subject to amortization	100	100	—
Other assets	109	104	5%

Total Assets	$4,483	$4,498	(0%)

Liabilities & Shareholders’ Equity:
Current Liabilities
Accounts payable	$202	$247	(18%)
Accrued royalties	1,146	1,057	8%
Taxes & other withholdings	34	23	48%
Current portion of long-term debt	17	17	—
Dividend payable	22	—	100%
Other current liabilities	336	404	(17%)

Total current liabilities	$1,757	$1,748	1%
Long-term debt	$2,234	$2,229	—
Dividends payable	3	5	(40%)
Deferred tax liabilities, net	193	201	(4%)
Other noncurrent liabilities	216	226	(4%)

Total Liabilities	$4,403	$4,409	(0%)
Common stock	—	—	—
Additional paid-in capital	560	548	2%
Accumulated deficit	(509)	(480)	(6%)
Accumulated other comprehensive income	29	21	38%

Total Shareholders’ Equity	$80	$89	(10%)

Total Liabilities & Shareholders’ Equity	$4,483	$4,498	(0%)

Figure 3. Warner Music Group Corp. — Summarized Statement of Cash Flows, Three Months and Nine Months Ended 6/30/06 versus 6/30/05 (dollars in millions)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	% Change	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$18	($120)		$223	$172
Net cash (used in) provided by investing activities	(51)	7		(142)	(54)
Net cash used in financing activities	(23)	(65)		(68)	(407)
Effect of foreign currency exchange rates on cash	3	(4)		5	(1)

Net increase (decrease) in cash	($53)	($182)	71%	$18	($290)	106%

Supplemental Disclosures Regarding Non-GAAP Financial Information

OIBDA

We evaluate our operating performance based on several factors, including our primary financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (which we refer to as OIBDA). We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand the company’s operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S.

Figure 4. Warner Music Group Corp. — Reconciliation of OIBDA to Net Income, Three and Nine Months Ended 6/30/06 versus 6/30/05 (dollars in millions)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	% Change	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
OIBDA	$86	($33)	361%	$392	$245	60%
Depreciation expense	(10)	(12)	17%	(32)	(40)	20%
Amortization expense	(48)	(47)	(2%)	(143)	(140)	(2%)

Operating income (loss)	$28	($92)	130%	$217	$65	234%
Interest expense, net	(45)	(50)	10%	(135)	(140)	4%
Net investment-related gains	—	1	—	—	1	—
Equity in gains (losses) of equity-method investees	—	—	—	1	(1)	200%
Unrealized gain on warrants	—	—	—	—	17	—
Loss on repayment of Holdings Notes	—	(35)	—	—	(35)	—
Minority interest expense	—	—	—	—	(5)	—
Other income, net	1	1	—	3	5	(40%)

Income (loss) before income taxes	($16)	($175)	91%	$86	($93)	192%
Income tax benefit (expense)	2	(4)	150%	(38)	(46)	17%

Net (loss) income	($14)	($179)	92%	$48	($139)	135%

OIBDA Margin	10.5%	(4.4%)		14.7%	9.4%
Operating Income Margin	3.4%	(12.4%)		8.2%	2.5%

Adjusted Results

As previously disclosed, the prior year contained a number of non-recurring charges that occurred concurrently with or in connection with our initial public offering. Such charges relate to specific IPO-related one-time events and do not reflect ongoing operations of the business. Therefore, the company is also presenting results excluding these items. We consider these adjusted results to be an important indicator of the operational strengths and performance of our businesses, including the ability to provide free cash flow to service debt. However, a limitation of the use of these adjusted amounts as performance measures is that they do not reflect the charges noted and, therefore, do not necessarily represent funds available for discretionary use, and are not necessarily measures of the company’s ability to fund its cash needs. Accordingly, these adjusted amounts should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), EPS and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S.

Figure 5. Warner Music Group Corp. — Reconciliation of GAAP Operating Income to Non-GAAP Adjusted OIBDA, for the Three and Nine Months ended 6/30/06 versus 6/30/05 (dollars in millions)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	% Change	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Total WMG Operating Income (Loss) - GAAP	$28	$(92)	130%	$217	$ 65	234%
Depreciation and Amortization	58	59	(2%)	175	180	(3%)

Total WMG OIBDA	86	(33)	361%	392	245	60%
IPO-related cash bonus	—	10	—	—	10	—
Bonus related to stock awards	—	19	—	—	19	—
Loss on termination of management agreement	—	73	—	—	73	—
Management fees	—	1	—	—	6	—

Total WMG OIBDA Excluding Non-Recurring Charges	$86	$ 70	23%	$392	$353	11%

Recorded Music Operating Income (Loss) - GAAP	$52	$ 6	767%	$258	$188	37%

Depreciation and Amortization	40	41	(2%)	121	125	(3%)

Recorded Music OIBDA	92	47	96%	379	313	21%
IPO-related cash bonus	—	8	—	—	8	—
Bonus related to stock awards	—	12	—	—	12	—

Recorded Music OIBDA Excluding Non-Recurring Charges	$92	$ 67	37%	$379	$333	14%

Music Publishing Operating Income (Loss) - GAAP	$ 9	$ 13	(31%)	$ 47	$ 55	(15%)
Depreciation and Amortization	14	15	(7%)	44	44	—

Music Publishing OIBDA	23	28	(18%)	91	99	(8%)
IPO-related cash bonus	—	1	—	—	1	—

Music Publishing OIBDA Excluding Non-Recurring Charges	$23	$ 29	(21%)	$ 91	$100	(9%)

Figure 6. Warner Music Group Corp. — Reconciliation of GAAP Operating Income to Non-GAAP Operating Income for the Three and Nine Months ended 6/30/06 versus 6/30/05 (dollars in millions)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	% Change	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Total WMG Operating Income (Loss) - GAAP	$28	$(92)	130%	$217	$ 65	234%
IPO-related cash bonus	—	10	—	—	10	—
Bonus related to stock awards	—	19	—	—	19	—
Loss on termination of management agreement	—	73	—	—	73	—
Management fees	—	1	—	—	6	—

Total WMG Operating Income Excluding Non-Recurring Charges	$28	$ 11	155%	$217	$173	25%

Recorded Music Operating Income - GAAP	$52	$ 6	767%	$258	$188	37%
IPO-related cash bonus	—	8	—	—	8	—
Bonus related to stock awards	—	12	—	—	12	—

Recorded Music Operating Income Excluding Non-Recurring Charges	$52	$ 26	100%	$258	$208	24%

Music Publishing Operating Income - GAAP	$ 9	$ 13	(31%)	$ 47	$ 55	(15%)
IPO-related cash bonus	—	1	—	—	1	—

Music Publishing Operating Income Excluding Non-Recurring Charges	$ 9	$ 14	(36%)	$ 47	$ 56	(16%)

Figure 7. Warner Music Group Corp. — Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Earnings Per Share for the Three and Nine Months ended 6/30/06 versus 6/30/05 (dollars in millions, except per share amounts)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income (loss):
Net (loss) income - GAAP	($14)	($179)	$ 48	($139)
Loss on termination of management fee	—	73	—	73
Loss on repayment of debt	—	35	—	35
IPO-related cash bonus	—	10	—	10
Bonus related to stock awards	—	19	—	19
Management fees	—	1	—	6
Tax effect on non-recurring items	—	(3)	—	(3)

Net (loss) income - Excluding Non-Recurring Charges	($14)	($44)	$ 48	$ 1

Earnings Per Share:
EPS - GAAP	$(0.10)	$(1.41)	$0.32	$(1.22)
Loss on termination of management fee	—	0.58	—	0.64
Loss on repayment of debt	—	0.28	—	0.31
IPO-related cash bonus	—	0.08	—	0.09
Bonus related to stock awards	—	0.15	—	0.17
Management fees	—	0.01	—	0.05
Tax effect on non-recurring items	—	(0.02)	—	(0.03)

Diluted EPS - Excluding Non-Recurring Charges	$(0.10)	$ 0.34	$0.32	$ 0.01

Constant Currency

As exchange rates are an important factor in understanding period to period comparisons, we believe the presentation of results on a constant-currency basis in addition to reported results helps improve the ability to understand the company’s operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant-currency basis as one measure to evaluate our performance. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the $4 million unfavorable impact of exchange rates on both our Total and Recorded Music revenue in the three months ended June 30, 2006 compared to the comparable prior-year quarter and the $62 million, $48 million and $14 million unfavorable impact of exchange rates on our Total, Recorded Music and Music Publishing revenue, respectively, in the nine months ended June 30, 2006 compared to the comparable period in the prior year (see Figure 9). Further, it does not reflect the $1 million impact of unfavorable exchange rates on both Total and Recorded Music operating income (see Figure 8 and 5 to calculate the impact). In addition, it does not reflect the $4 million unfavorable impact of exchange rates on our total international revenue for the three months ended June 30, 2005 (see Figure 9) or the $55 million unfavorable impact of exchange rates on our revenue for the last twelve months (see Figure 11). These results should be considered in addition to, not as a substitute for, results reported in accordance with accounting principles generally accepted in the U.S. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and is not a measure of performance presented in accordance with accounting principles generally accepted in the U.S.

Figure 8. Warner Music Group Corp. — Reconciliation of GAAP Operating Income to Non-GAAP Adjusted OIBDA, Constant Currency for the Three and Nine Months ended 6/30/06 versus 6/30/05 (dollars in millions)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	% Change	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Total WMG Operating Income (Loss) - GAAP	$28	$(93)	130%	$217	$ 58	274%
Depreciation and Amortization	58	59	(2%)	175	180	(3%)

Total WMG OIBDA	86	(34)	353%	392	238	65%
IPO-related cash bonus	—	10	—	—	10	—
Bonus related to stock awards	—	19	—	—	19	—
Loss on termination of management agreement	—	73	—	—	73	—
Management fees	—	1	—	—	6	—

Total WMG OIBDA Excluding Non-Recurring Charges	$86	$ 69	25%	$392	$346	13%

Recorded Music Operating Income (Loss) - GAAP	$52	$ 5	940%	$258	$185	39%
Depreciation and Amortization	40	41	(2%)	121	125	(3%)

Recorded Music OIBDA	92	46	100%	379	310	22%
IPO-related cash bonus	—	8	—	—	8	—
Bonus related to stock awards	—	12	—	—	12	—

Recorded Music OIBDA Excluding Non-Recurring Charges	$92	$ 66	39%	$379	$330	15%

Music Publishing Operating Income (Loss) - GAAP	$ 9	$ 13	(31%)	$ 47	$ 54	(13%)
Depreciation and Amortization	14	15	(7%)	44	44	0%

Music Publishing OIBDA	23	28	(18%)	91	98	(7%)
IPO-related cash bonus	—	1	—	—	1	—

Music Publishing OIBDA Excluding Non-Recurring Charges	$23	$ 29	(21%)	$ 91	$ 99	(8%)

Figure 9. Warner Music Group Corp. — Revenue by Geography, Three and Nine Months Ended 6/30/06 versus 6/30/05 As Reported and Constant Currency (dollars in millions)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Three Months Ended June 30, 2005	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005	Nine Months Ended June 30, 2005
	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)
Revenue by Geography:
US revenue	$406	$367	$367	$1,282	$1,217	$1,217
Recorded Music	347	292	292	1,115	1,001	1,001
Music Publishing (a)	59	75	75	167	216	216
International revenue	$422	$382	$378	$1,402	$1,402	$1,340
Recorded Music	331	296	292	1,159	1,148	1,100
Music Publishing (a)	91	86	86	243	254	240
Intersegment eliminations	($6)	($7)	($7)	($22)	($22)	($22)

	$822	$742	$738	$2,662	$2,597	$2,535

Revenue by Segment:
Recorded Music	$678	$588	$584	$2,274	2,149	$2,101
Music Publishing	150	161	161	410	470	456
Intersegment eliminations	(6)	(7)	(7)	(22)	(22)	(22)

Total Revenue	$822	$742	$738	$2,662	$2,597	$2,535

(a)	The sheet music business, which was sold in May 2005, contributed to Music Publishing revenues for the three and nine months ended June 30, 2005, as follows:

	3 Months Ended			9 Months Ended
	Including sheet music business	Sheet music business	Excluding sheet music business	Including sheet music business	Sheet music business	Excluding sheet music business
Revenue	$161	8	$153	$470	34	$436

Free Cash Flow

Free cash flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use free cash flow, among other measures, to evaluate our operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, fund ongoing operations and working capital needs and pay ongoing regular quarterly dividends. As a result, free cash flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing the operating performance of our company to other companies in our industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. As free cash flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP— “cash flow provided by operating activities.”

Free cash flow includes cash paid for interest and certain non-recurring payments. We also review our cash flow adjusted for these items, a measure we call unlevered after-tax cash flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider unlevered after-tax cash flow excluding certain non-recurring items to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges noted and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with accounting principles generally accepted in the U.S.

Figure 10. Warner Music Group Corp. — Calculation of Free Cash Flow, Three Months and Nine Months Ended 6/30/06 versus 6/30/05 (dollars in millions)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash flow provided by operating activities	$18	($120)	$223	$172
Less: Capital expenditures	6	6	18	20
Less: Cash paid (received) for investments	45	(13)	124	34

Free cash flow (a)	($33)	($113)	$81	$118

(a)	- Free cash flow includes cash paid for interest and certain non-recurring cash payments as follows (in millions):

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Nine Months Ended June 30, 2006	Nine Months Ended June 30, 2005
Free cash flow	($33)	($113)	$ 81	$118
Plus: Cash paid for interest	47	63	118	129
Plus: Cash paid for management fees	—	1	—	6

Unlevered after-tax cash flow	$14	($49)	$199	$253

Unlevered after-tax cash flow for the three and nine months ended June 30, 2005 included the payment of certain non-recurring items related to the company’s IPO in 2005 (see Non-Recurring Items above) including $73 million paid to terminate the management agreement, $10 million paid for IPO-related cash bonuses and $19 million paid for bonuses related to stock awards. Adjusted to exclude non-recurring items related to the company’s IPO in 2005, unlevered after-tax cash flow was $53 million and $355 million for the three and nine months ended June 30, 2005.

Twelve-Month Results

We believe that, especially given the rhythm of the music release schedule and associated marketing and promotional expenses, quarterly variations of results are normal in our businesses. As a result, in addition to viewing our performance for current periods, we evaluate our operating performance on a full-year basis. We manage our business based on twelve-month results and consider twelve-month performance to be an important indicator of the performance of our businesses and believe the presentation of twelve-month results help improve the ability to understand the company’s operating performance and evaluate our performance in comparison to prior periods. These twelve-month results should be considered in addition to, not as a substitute for, revenue and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S. In addition, the twelve-month periods presented below are not accounting periods under SEC rules or accounting principles generally accepted in the U.S. Our twelve months ended June 30, 2006 unaudited revenue was derived from our unaudited financial statements for each of the three-month periods ended June 30, 2006, March 31, 2006, December 31, 2005 and September 30, 2005. Our twelve months ended June 30, 2005 unaudited revenue was derived from our unaudited financial statements for each of the three-month periods ended June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004.

Figure 11. Warner Music Group Corp. —Last Twelve Months ("LTM") Revenues (dollars in millions)

	LTM 6/30/06(a)	LTM 6/30/05	% Change
	(unaudited)	(unaudited)
Q4 2005 / Q4 2004	$905	$798	13%
Q1 2005 / Q1 2004	1,044	1,088	(4%)
Q2 2006 / Q2 2005	796	767	4%
Q3 2006/ Q3 2005	822	742	11%

Last Twelve Months Revenues	$3,567	$3,395	5%

Impact of foreign currency exchange rates	—	(55)	—

Last Twelve Months Revenue - Constant Currency	$3,567	$3,340	7%

(a)	- Full fiscal year revenue for the fiscal year ended September 30, 2005 was $3,502.

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Media Contact: Will Tanous (212) 275-2244 Will.Tanous@wmg.com	Investor Contact: Jill Krutick (212) 275-4790 Jill.Krutick@wmg.com